Exhibit 10.6

LEASE EXTENSION AGREEMENT

THIS AGREEMENT dated the 9th day of November 2016 (the “Agreement”).

BETWEEN:

52ND STREET BUSINESS CENTRE LP

BY ITS GENERAL PARTNER

52ND STREET BUSINESS CENTRE GP INC.

(the “Landlord”)

OF THE FIRST PART

- and -

VERSA POWER SYSTEMS LTD.

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A.

By a lease dated the 20th day of May 2005 (the “Original Lease”), made between Westpen Properties Ltd.(“Westpen”), as landlord, and the Tenant, Westpen did demise and lease unto the Tenant certain premises comprising approximately thirty two thousand two hundred twenty (32,220) square feet, designated as Unit 4852 (the “Leased Premises”), in the building municipally located at 4800 – 52 Street SE in 52nd Street Business Centre in the City of Calgary, in the Province of Alberta, all as described in the Original Lease, for a term of five (5) years commencing on the 1st day of February 2006 and expiring on the 31st day of January 2011 (the “Term”).

B.	By a lease amending agreement dated the 20th day of April 2006 (the “1st Amendment”), the Original Lease was amended as more particularly set out therein.
C.

Effective the 1st day of October 2010, 52nd Street Business Centre LP, by its General Partner, 52nd Street Business Centre GP Inc., became the successor to Westpen in title and is the Landlord as named herein.

D.

By a lease renewal agreement dated 11th day of November 2010 (the “1st Extension”), the Term was extended for a further three (3) years so to expire January 31, 2014, all upon the terms and conditions set out therein.

E.

By a lease extension and amending agreement dated the 29th day of October 2013 (the “2nd Extension”), the Term was extended an additional three (3) years so to expire January 31, 2017, all upon the terms and conditions set out therein.

F.	The Original Lease, the 1st Amendment, the 1st Extension, and the 2nd Extension are hereinafter collectively referred to as the “Lease”.
G.	The Lease does not contain provisions for the Tenant to be granted an extension term for the Premises.
H.

The Landlord and the Tenant have deemed it expedient and advisable to enter into this Agreement to reflect and set out the agreements and arrangements that have been made respecting the extension of the Term.

NOW THEREFORE in consideration of the sum of Ten Dollars ($10.00) now paid by the parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1.	The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.
2.	All words and expressions used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, shall have the same meaning ascribed to them in the Lease.
3.	The Term shall be extended for a period of three (3) years to be computed from the 1st day of February 2017 and to expire on the 31st day of January 2020 (the “3rd Extension Term”).
4.	The Base Rent payable by the Tenant pursuant to paragraph 7 of the Basic Terms and Section 3.1 of the Lease, annually throughout the 3rd Extension Term shall be:
Lease Period	Per Sq. Ft. of Rentable Area of Premises/Year	Per Year	Per Month
February 1, 2017 to January 31, 2020	$7.25	$233,595.00	$19,466.25

5.	The Tenant is continuing occupation of the Leased Premises in an “as is” condition and the Landlord is not required to perform any work to the Leased Premises.
6.	All covenants, conditions and agreements contained in the Lease shall remain in full force and effect and unamended except as otherwise expressly set forth herein.
7.

This Agreement may be executed in any number of counterparts; with the same effect as if all parties had signed the same document and will become effective once a signed counterpart is delivered by each of the parties to the other.  The parties agree that the delivery of an executed copy of this Agreement by facsimile or electronically shall be legal and binding and shall have the same full force and effect as if the original executed copy of this Agreement had been delivered.

8.	This Agreement shall extend to, be binding upon, and ensure to the benefit of, the parties hereto, their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written, under the hands of their proper signing officers duly authorized in that behalf or by setting their respective hands and seals in their personal capacity, as the case may be.

52ND STREET BUSINESS CENTRE LP		VERSA POWER SYSTEMS LTD.
by its General Partner		(Tenant)
52ND STREET BUSINESS CENTRE GP INC.
(Landlord)

By:	/s/ Clark Morris	By:	/s/ Anthony Leo
Name:	Clark Morris	Name:	Anthony Leo
Title:	Vice President, Investment Management	Title:	Director & President

By:	/s/ D. Azan	By:
Name:		Name:
Title:		Title:

We are authorized to bind the corporation		I/We have authority to bind the corporation